Exhibit 10.11

Schedule of Omitted Documents

of CNL Healthcare Properties, Inc.

The following property management and leasing agreements have not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; these documents are substantially identical in all material respects to Exhibit 10.10 to this Form 8-K:

1.	Property Management and Leasing Agreement dated August 30, 2013 by and between CHP Dunkirk MOB Owner, LLC and Holladay Property Services Midwest, Inc.

2.	Property Management and Leasing Agreement dated August 30, 2013 by and between CHP Medical Arts MOB Owner, LLC and Holladay Property Services Midwest, Inc. (Filed herewith.)